UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Deer Park Drive, Suite K-1 Monmouth Junction, NJ	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Share Purchase Rights	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Advaxis, Inc. (the “Company”) reconvened its Special Meeting of Stockholders (the “Reconvened Special Meeting”) on December 7, 2021. The purpose of the Reconvened Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on October 21, 2021 (the “Definitive Proxy Statement”).

At the close of business on September 17, 2021, the record date for the determination of stockholders entitled to vote at the Reconvened Special Meeting, there were 145,638,459 shares of the Company’s Common Stock outstanding and entitled to vote at the Reconvened Special Meeting. The holders of 83,990,185 shares of the Company’s Common Stock were represented virtually or by proxy at the Reconvened Special Meeting, constituting a quorum.

The final voting results for Proposal Nos. 1 and 4, as described in the Definitive Proxy Statement, are set forth below. In accordance with the authority granted pursuant to the previously approved Proposal 5, the Special Meeting was adjourned for a second time in order to allow additional time for stockholders to vote on Proposal Nos. 2 and 3 and. The adjourned Reconvened Special Meeting will be reconvened at 10 a.m., Eastern Time, on December 16, 2021 (the “Second Reconvened Special Meeting”) at www.virtualshareholdermeeting.com/ADXS2021SM. The matter of business before the Second Reconvened Special Meeting will be for stockholders to vote on Proposal Nos. 2 and 3, as described in the Definitive Proxy Statement.

Proposal No. 1 — The vote to approve the issuance of shares of common stock of Advaxis to shareholders of Biosight, pursuant to the terms of the Merger Agreement and the change of control resulting from the merger, was as follows:

For	Against	Abstain
35,119,594	22,986,884	990,325

Proposal No. 4 — The vote to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Advaxis to its named executive officers in connection with the merger, was as follows:

For	Against	Abstain
31,345,651	26,309,332	1,441,820

Item 8.01 Other Events

In accordance with the previously approved adjournment proposal, the Reconvened Special Meeting was adjourned for a second time to December 16, 2021, at 10 a.m. Eastern Time with respect to Proposal Nos. 2 and 3.

The Second Reconvened Special Meeting will be held at the same virtual meeting location, on December 16, 2021, at 10 a.m. Eastern Time at www.virtualshareholdermeeting.com/ADXS2021SM. This will enable the Company’s stockholders of record as of the record date, which was September 17, 2021, additional time to consider and vote on Proposal Nos. 2 and 3, and enable the Company’s proxy solicitor, Kingsdale Advisors, more time to assist the Company with the solicitation of stockholder votes on Proposal Nos. 2 and 3.

At the Reconvened Second Special Meeting on December 16, 2021, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Definitive Proxy Statement and mailed to the stockholders. Valid proxies submitted prior to the Second Reconvened Special Meeting will continue to be valid for the upcoming Second Reconvened Special Meeting, unless properly changed or revoked prior to votes being taken at such Second Reconvened Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 2021	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer